UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2005

UNION DRILLING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51630	16-1537048
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Union Drilling, Inc. South Pittsburgh Technology Park 3117 Washington Pike Bridgeville, Pennsylvania	15017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (412) 257-9390

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 8, 2005, Union Drilling, Inc., a Delaware corporation ("Union"), entered into an agreement to acquire three Ideal Rigs from National-Oilwell, L.P. for an aggregate purchase price of $24 million and an option, which must be exercised by April 30, 2006, to acquire an additional three Ideal Rigs from National-Oilwell, L.P. for an aggregate purchase price of $25.2 million. Union paid $1 million for the option, which will be applied against the purchase price if the option is exercised.

The three Ideal Rigs subject to the purchase agreement are scheduled for delivery in March, May and June of 2006. The three Ideal Rigs subject to the option are scheduled for delivery, if the option is exercised, in September, October and November of 2006.

Item 7.01.	Regulation FD Disclosure.

On December 12, 2005 Union Drilling, Inc. issued a press release announcing the execution of the agreements referred to in Item 1.01 above. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the contents thereof are incorporated herein by reference.

Item 9.01.	Financial statements and exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Purchase and Sale Agreement, dated December 8, 2005, between Union and National-Oilwell, L.P., relating to the purchase of three drilling rigs
10.2	Option Agreement, dated December 8, 2005, between Union and National-Oilwell, L.P., relating to the purchase of three drilling rigs
99.1	Press Release dated December 12, 2005 announcing the execution of agreements to acquire six Ideal Rigs from National-Oilwell, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION DRILLING, INC.
Date: December 12, 2005	By:	/s/ Christopher D. Strong
Christopher D. Strong, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase and Sale Agreement, dated December 8, 2005, between Union and National-Oilwell, L.P., relating to the purchase of three drilling rigs
10.2	Option Agreement, dated December 8, 2005, between Union and National-Oilwell, L.P., relating to the purchase of three drilling rigs
99.1	Press Release dated December 12, 2005 announcing the execution of agreements to acquire six Ideal Rigs from National-Oilwell, L.P.